UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2021

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On January 6, 2021, Plug Power Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Grove Energy Capital LLC (“Grove Energy”), Plutus Capital NY, Inc. and SK E&S Americas, Inc., each of which is a subsidiary of SK Holdings Co., Ltd. (“SK Holdings”), in connection with a strategic partnership. Pursuant to the Purchase Agreement, the Company agreed to sell to Grove Energy 51,428,119 shares (subject to adjustment, the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $29.2893 per share or an aggregate purchase price of approximately $1.5 billion (the “Investment”). Based on 468,047,829 shares of Common Stock issued and outstanding as of January 5, 2021, Grove Energy is expected to own approximately 9.9% of the issued and outstanding Common Stock immediately following the Investment.

The Purchase Agreement contains customary representations, warranties and covenants and conditions to closing of the Investment (the “Closing”), including receipt of all approvals or the termination or expiration of all waiting periods required under applicable antitrust laws. The Purchase Agreement may be terminated by either the Company or Grove Energy if the Closing has not occurred by March 5, 2021, subject to extension to April 2, 2021 in the event antitrust approval has not been obtained.

Simultaneous with the execution of the Purchase Agreement, the Company and SK E&S Co., Ltd. (“SK E&S”) entered into a Nonbinding Asia JV Framework Agreement (“JV Agreement”) with respect to a potential joint venture in Asia to bring hydrogen solutions to Korea, China and Vietnam (the “Proposed Asia JV”). The JV Agreement, which is non-binding, outlines certain principal terms for the Proposed Asia JV. The Purchase Agreement provides that the parties will negotiate exclusively with one another for up to eighteen months with respect to the Proposed Asia JV with the objective of executing definitive agreements for the Proposed Asia JV.

Investor Agreement

In connection with the Investment, the Company, Grove Energy, SK Holdings and SK E&S will enter into an Investor Agreement (the “Investor Agreement”) providing for certain rights and restrictions relating to the Investment.

Board Representation. The Investor Agreement provides that Grove Energy will be entitled to designate one person (the “SK Designee”) to be appointed to the Company’s Board of Directors (the “Board”). The SK Designee will be an individual selected by Grove Energy who is reasonably acceptable to the Board and otherwise meets the requirements for serving on the Board. The SK Designee will be appointed to the Board effective as of the Closing for a term expiring at the Company’s 2023 annual meeting of stockholders. Grove Energy will have the right to require the Board to nominate a SK Designee for election to the Board by the stockholders of the Company at subsequent annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of the issued and outstanding Common Stock, (ii) the second anniversary of the Closing in the event that the parties to the JV Agreement have not entered into a definitive joint venture agreement with respect to the Proposed Asia JV (the “Definitive Asia JV Agreement”), and (iii) any expiration or termination of the Definitive Asia JV Agreement (the “Director Period”).

Standstill Obligations. The Investor Agreement provides that Grove Energy, SK Holdings, SK E&S and their respective affiliates (“SK Parties”) will be subject to a standstill provision until the later of (i) the expiration of the Director Period, (ii) the second anniversary of the Closing, and (iii) the date on which Grove Energy and affiliates beneficially own less than 5.0% of the issued and outstanding Common Stock (the “Standstill Period”). During the Standstill Period, the SK Parties will not, among other things and subject to specified exceptions: (a) acquire any securities of the Company (except for purchases of Common Stock in the public market to the extent necessary to reverse any decrease in such parties’ percentage ownership of the issued and outstanding Common Stock resulting solely from a net increase in the number of shares of issued and outstanding Common Stock); (b) propose any merger, consolidation, business combination, tender offer or similar transaction involving the Company; (c) solicit proxies or consents to vote any securities of the Company; (d) form, join or participate in any group (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)); or (e) seek to call a meeting of the stockholders of the Company or propose any matter to be voted upon by the stockholders of the Company.

Transfer Restrictions. The Investor Agreement also provides that, for a period ending on the second anniversary of the Closing, the SK Parties will be prohibited from transferring any Common Stock. If immediately following the second anniversary of the Closing, either (i) the Director Period remains in effect or (ii) the Definitive Asia JV Agreement has been executed and remains in effect, then, until the third anniversary of the Closing, the SK Parties may transfer a number of shares of Common Stock not exceeding, in the aggregate in any 90-day period, 2.0% of the issued and outstanding shares of Common Stock as of the first date in such 90-day period. If immediately following the second anniversary of the Closing, both (i) the Director Period has ended and (ii) the Definitive Asia JV Agreement has not been executed or otherwise is not in effect, then the SK Parties may transfer any amount of Common Stock. From and after the third anniversary of the Closing, the SK Parties may transfer any amount of Common Stock. The SK Parties will also be generally prohibited from transferring Common Stock to (a) any competitor of the Company (as determined by the Board) or (b) any person that together with its affiliates would, after giving effect to such transfer, beneficially own 5.0% or more of the issued and outstanding Common Stock.

Voting Obligations. The Investor Agreement also provides that, during the Standstill Period, Grove Energy will vote all of its shares of Common Stock (i) for all Board-recommended director nominees and (ii) on each other matter brought to a vote of the Company’s stockholders, in accordance with the recommendation of the Board on such matter. Under the Investor Agreement, Grove Energy has granted a proxy to the Company to vote all such shares of Common Stock in the event that it does not vote such shares at least ten (10) days prior to the date of any meeting of stockholders.

Registration Rights. The Investor Agreement includes customary resale shelf registration rights for Grove Energy that require the Company to register the Common Stock held by Grove Energy for resale.

The foregoing description of the Purchase Agreement, the Investor Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreement (including the form of Investor Agreement attached as an exhibit thereto), which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries and affiliates. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement (together with the exhibits thereto) and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries to the representations and warranties contained in the Purchase Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement and the Investment is incorporated herein by reference. The Company will offer and sell the Shares in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company will rely on this exemption from registration based in part on representations made by Grove Energy in the Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On January 6, 2021, the Company issued a press release with respect to the strategic partnership and the Investment. A copy of the press release is furnished herewith as Exhibit 99.1.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements regarding a strategic partnership with the SK Parties, including the Investment and the Proposed Asia JV. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the risks related to the satisfaction of the conditions to the Closing, the successful entry into a definitive joint venture agreement with respect to the Proposed Asia JV in the anticipated timeframe or at all, the risks related to the ability of the joint venture to bring hydrogen solutions to Asia, and the risks related to market risks and uncertainties generally, including the impact of any natural disasters or public health emergencies such as the COVID-19 pandemic. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings and reports with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as other filings and reports that are filed by the Company from time to time with the SEC. The Company disclaims any obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Stock Purchase Agreement, dated January 6, 2021, by and among the Company, Grove Energy Capital LLC, Plutus Capital NY, Inc. and SK E&S Americas, Inc.

99.1	Press Release of Plug Power Inc., dated January 6, 2021.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: January 7, 2021	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

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